                         REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") is entered into as of July 31, 1997 (the "EFFECTIVE DATE"), by and among Yahoo! Inc., a California corporation (the "COMPANY"), and Michael Burmeister-Brown (the "SHAREHOLDER").

                                   RECITALS

     1. The Company and the Shareholder have entered into a Stock Purchase Agreement of even date herewith pursuant to which the Company has issued to the Shareholder shares of the Company's Common Stock (the "YAHOO! SHARES") in consideration of the shares of NetControls, Inc. (the "NETCONTROLS SHARES") held by the Shareholder.

     2. As a condition to the closing of the sale of the NetControls Shares to the Company, the Company has agreed to grant certain registration rights to the Shareholder with respect to the Yahoo! Shares.

     3. The Company wishes to execute this Agreement and grant to the Shareholder the rights contained herein in order to fulfill such condition.

     The parties hereto agree as follows:


     Section 1.  REGISTRATION RIGHTS.

     1.1  DEFINITIONS.  As used in this Agreement:

          (a) The terms "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the subsequent declaration or ordering of the effectiveness of such registration statement.

          (b)  The term "REGISTRABLE SECURITIES" means:

               (i) the Yahoo! Shares issued to the Shareholder pursuant to the Stock Purchase Agreement, less the Escrow Shares (as defined in the Stock Purchase Agreement); and

               (ii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the 21,062 Yahoo! Shares designated in
Section 1.1(b)(i) above,
excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned; PROVIDED, HOWEVER, that Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

          (c) The term "HOLDER" means any holder of outstanding Registrable Securities who, subject to the limitations set forth in Section 1.10 below, acquired such Registrable Securities in a transaction or series of transactions not involving any registered public offering.

          (d) The term "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Securities and Exchange Commission ("SEC") which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

     1.2 FORM S-3 REGISTRATION. In the event the Company shall receive from any Holder or Holder(s) owning in the aggregate at least fifty percent (50%) of the then-outstanding Registrable Securities a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holder(s), the Company will:

          (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holder(s); and

          (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be reasonably so requested and as would permit and facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder(s) joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from the Company; PROVIDED, HOWEVER, that the Company shall not be obligated to cause any such registration, qualification or compliance, pursuant to this Section 1.2 to become effective:

               (i) prior to the date six (6) months following the Effective Date or later than the date eight (8) months following the Effective Date;

               (ii) if Form S-3 is not available for such offering by the Holder(s);

               (iii) if the Holder(s), together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $500,000, or such lower dollar amount as equals the aggregate price to the public (net of any underwriters' discounts or commissions) of 14,000 shares of Registrable Securities;

               (iv) if the Company shall furnish to the Holder(s) a certificate signed by the president of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its Shareholder for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holder(s) under this Section 1.2 and the period during which the Holder(s) may exercise their rights hereunder shall be extended for an equivalent period;

               (v) if the Company has already effected one (1) registration on Form S-3 for the Holder(s) pursuant to this Section 1.2 or the Holder(s) have been offered the opportunity to participate in a registration pursuant to Sections 1.3 or 1.4 below with respect to all of the Holder's or Holders' Registrable Securities (whether or not the Holder(s) elected to participate in such registration) or such other registration is pending; or

               (vi) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

          (c) Subject to the foregoing, the Company shall file a registration statement on Form S-3 covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holder(s). All expenses incurred in connection with a registration requested pursuant to Section 1.2, including (without limitation) all registration, filing, qualification, printer and accounting fees shall be borne by the Company. The Company shall not be required to pay any underwriters' or brokers' fees, discounts or commissions relating to the Registrable Securities, or the fees or expenses of separate counsel to the selling Holder(s).

          (d) If, at any time during the twenty-five (25) day period after the registration statement has been declared effective, a Holder intends to sell Registrable Securities pursuant to this Section 1.2, such Holder shall submit written notice to the Company (a "NOTICE OF SALE") by facsimile transmission of such intention which shall include the name of the Holder, the number of shares of Registrable Securities that such Holder intends to sell and the Holder's telephone and facsimile numbers. (If the Notice of Sale is actually received in a day other than a business day, it will be deemed received on the next business day; the date on which the Notice of Sale is received is referred to as the "NOTICE DATE;" the time on which the Notice of Sale is received is referred to as the

"NOTICE TIME".) Upon receiving a Notice of Sale from a Holder, the Company will notify the Holder as soon as reasonably practicable (but in no event later than the same time as the Notice Time on the next business day following the Notice Date) whether (i) the Company believes that the prospectus contained in the Registration Statement, as then amended or supplemented, is available for immediate use, whereupon the Company shall so notify the Holder(s) and the Holder(s) will have a period of five (5) days following such notification in which to sell its Registrable Securities or
(ii) the Company believes that it is necessary or appropriate to file a supplement or file a post-effective amendment to the registration statement or the prospectus or any document incorporated therein by reference or file any other report or document so that, as thereafter delivered to the purchasers of the Registrable Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading (a "PROSPECTUS UPDATE"). If the Company notifies the Holder(s) that it believes it may be necessary or appropriate to effectuate a Prospectus Update and the Company is not exercising any right it may have under Section 1.2(e) to postpone the Prospectus Update, the Company will thereupon use all reasonable efforts to effectuate such Prospectus Update as soon as reasonably possible, and not later than three (3) business days after the Notice of Sale is received by the Company, except that the Company will have up to an additional two (2) business days to effectuate such Prospectus Update if, because of the particular circumstances involved, the Company could not effectuate the Prospectus Update earlier, despite all reasonable diligence. As soon as the Prospectus Update has been effectuated, the Company will notify each Holder who has submitted a Notice of Sale that the prospectus is available for use, whereupon each such Holder will have a period of five (5) days in which to sell its Registrable Securities.

          (e) The Company will be entitled to postpone, for the minimum period provided below, the filing of any Prospectus Update otherwise required to be prepared and filed by it pursuant hereto if, at the time it receives a Notice of Sale, the Company determines in its reasonable judgment, after consultation with counsel, that (i) the Company would be required to prepare and file any financial statements (other than those it customarily prepares or before it customarily files such financial statements), (ii) the Company would be required to file an amendment to the registration statement to describe facts or events which individually or in the aggregate represent a fundamental change in the information contained in the registration statement within the meaning of Item 512 of Regulation S-K promulgated under the Securities Act, or (iii) the filing would require the premature announcement of any financing, acquisition, corporate reorganization, contract or other material corporate transaction or development involving the Company such as the Company reasonably determines would be materially detrimental to the interests of the Company and its shareholders. The postponement will be for the minimum period reasonably required for the Company to prepare and file the necessary documents, in the case of a postponement pursuant to (i) or (ii) above, or the minimum period reasonably required to avoid such premature disclosure, in the case of (iii) above, and which period will not be in excess of thirty (30) days unless, because of the unusual nature of the particular circumstances, it is necessary that the period extend beyond thirty (30) days. The Company will promptly give each Holder who has submitted a Notice of Sale notice of any postponement exercised pursuant to this Section 1.2(e). As soon as the Prospectus Update has been effectuated following a postponement effected pursuant to this Section 1.2(e), the Company will notify each Holder who has submitted a Notice of Sale that the prospectus is available for use, whereupon each such Holder will have a period of five (5) days in which to sell its Registrable Securities.

          (f) The Holder(s) may not sell shares of Registrable Securities under this Section 1.2 without first (i) complying with the Notice of Sale requirements of Section 1.2(d) and (ii) allowing the Company to prepare Prospectus Updates (including any permitted postponements thereof) as set forth in Sections 1.2(d) and (e). A Holder will submit a Notice of Sale only if in good faith it actually intends to sell the Registrable Securities within such five (5) day period and with the understanding that a Notice of Sale is to be made only on the occasion that the sale of Registrable Securities is actually contemplated and not on a continual basis. A Holder will notify the Company by facsimile transmission promptly after it has completed or otherwise ceased sales following submission of a Notice of Sale. The Holder(s) will provide to the Company all information in the Holder(s)' possession or control, and will take all actions, as may be required in order to permit the Company to comply with all applicable requirements of the Securities Act and any applicable state securities laws.

     (g) Under no circumstances shall the Company be required to keep a registration statement effective and available pursuant to this Section 1.2 for greater than thirty (30) days (after taking into account any periods of delay permitted under Sections 1.2(d) and (e) above).

     1.3  PIGGYBACK REGISTRATIONS.

          (a) During the period beginning six (6) months following the Effective Date and ending twelve (12) months following the Effective Date (the "PIGGYBACK PERIOD"), and provided that the Holder(s) have not exercised an S-3 registration under Section 1.2 above or been offered and had the opportunity to participate in a registration with respect to all of its Registrable Securities pursuant to Section 1.4 below, the Company will notify the Holder(s) in writing at least thirty (30) days prior to filing its first registration statement under the Securities Act during the Piggyback Period for purposes of effecting a public offering of Yahoo! Common Stock (excluding any registration statement on Form S-8 or any successor form) and will afford the Holder(s) an opportunity to include in such registration statement all or any part of the Registrable Securities not previously sold by the Holder(s). If a Holder desires to include in any such registration statement all or any part of such Registrable Securities, such Holder will, within twenty (20) days after receipt of the foregoing notice from the Company, so notify the Company in writing. The Holder's notice will inform the Company of the number of shares the Holder wishes to include in such registration statement.

          (b) If a registration statement for which the Company gives notice under this Section 1.3 is for an underwritten offering, the Company will so advise the Holder(s). In such event, a Holder's right to include Registrable Securities in a registration pursuant to this Section 1.3 will be conditioned upon such Holder's participation in such underwriting and the inclusion of the Registrable Securities in the underwriting to the extent provided herein. In order to participate in the underwriting, a Holder must enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including any or all of the Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting will be allocated first, to the shares to be sold by the Company and any shares proposed to be sold thereunder by Shareholder on a pro rata basis based upon the number of shares proposed to be sold by the Company and Shareholder, respectively, and, second, to any shares proposed to be sold thereunder by any holders of registration rights granted by the Company (other than the Shareholder) on a pro rata basis based upon the number of shares of each such holder entitled to such registration. If a Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the managing underwriter(s), delivered at least ten
(10) business days prior to the effective date of the registration statement. Any shares excluded or withdrawn from such underwriting will be excluded and withdrawn from the registration.

          (c) All expenses incurred in connection with a registration effected pursuant to Section 1.3, including (without limitation) all registration, filing, qualification, printer and accounting fees shall be borne by the Company. The Company shall not be required to pay any underwriters' or brokers' fees, discounts or commissions relating to the Registrable Securities, or the fees or expenses of separate counsel to the selling Holder(s), unless the Company's counsel is unable or unwilling to represent the selling Holder(s).

     1.4  THIRD PARTY S-3 REGISTRATION.

          (a) At any time following the Effective Date, the Company may, in lieu of its obligation to effect a registration for the Holder(s) pursuant to
Section 1.2 or 1.3 above, permit the Holder(s) to include all of its Registrable Securities in an S-3 registration filed by the Company pursuant to the request of a third party holder of Company securities by submitting written notice thereof to the Holder(s), whereupon the Holder(s) shall be obligated to include all of its Registrable Securities in such S-3 registration or forfeit its rights under Sections 1.2 and 1.3 of this Agreement.

          (b) Subject to the foregoing, the Company shall include in such S-3 registration the Registrable Securities requested to be registered therein by the Holder(s). All expenses incurred in connection with a registration requested pursuant to Section 1.4, including (without limitation) all registration, filing, qualification, printer and accounting fees shall be borne by the Company. The Company shall not be required to pay any underwriters' or brokers' fees, discounts or commissions relating to the Registrable Securities, or the fees or expenses of separate counsel to the selling Holder(s), unless the Company's counsel is unable or unwilling to represent the selling Holder(s).

          (c) If, at any time during the twenty-five (25) day period after the registration statement has been declared effective (or such longer period of time as is contemplated under Section 1.4(f) below), a Holder intends to sell Registrable Securities pursuant to this Section 1.4, such Holder shall submit a Notice of Sale by facsimile transmission which shall include the name of the Holder, the number of shares of Registrable Securities that such Holder intends to sell and the Holder's telephone and facsimile numbers. Upon receiving a Notice of Sale from a Holder, the Company will notify the Holder as soon as reasonably practicable (but in no event later than the same time as the Notice Time on the next business day following the Notice Date) whether (i) the Company believes that the prospectus contained in the Registration Statement, as then amended or supplemented, is available for immediate use, whereupon the Company shall so notify the Holder(s) and the Holder(s) will have a period of five (5) days in which to sell its Registrable Securities or (ii) the Company believes that it is necessary or appropriate to file a Prospectus Update. If the Company notifies the Holder(s) that it believes it may be necessary or appropriate to effectuate a Prospectus Update and the Company is not exercising any right it may have under Section 1.4(d) to postpone the Prospectus Update, the Company will thereupon use all reasonable efforts to effectuate such Prospectus Update as soon as reasonably possible, and not later than three (3) business days after the Notice of Sale is received by the Company, except that the Company will have up to an additional two (2) business days to effectuate such Prospectus Update if, because of the particular circumstances involved, the Company could not effectuate the Prospectus Update earlier, despite all reasonable diligence. As soon as the Prospectus Update has been effectuated, the Company will notify each Holder who has submitted a Notice of Sale that the prospectus is available for use, whereupon each such Holder will have a period of five (5) days in which to sell its Registrable Securities.

          (d) The Company will be entitled to postpone, for the minimum period provided below, the filing of any Prospectus Update otherwise required to be prepared and filed by it pursuant hereto if, at the time it receives a Notice of Sale, the Company determines in its reasonable judgment, after consultation with counsel, that (i) the Company would be required to prepare and file any financial statements (other than those it customarily prepares or before it customarily files such financial statements), (ii) the Company would be required to file an amendment to the registration statement to describe facts or events which individually or in the aggregate represent a fundamental change in the information contained in the registration statement within the meaning of Item 512 of Regulation S-K promulgated under the Securities Act, or (iii) the filing would require the premature announcement of any financing, acquisition, corporate reorganization, contract or other material corporate transaction or development involving the Company such as the Company reasonably determines would be materially detrimental to the interests of the Company and its shareholders. The postponement will be for the minimum period reasonably required for the Company to prepare and file the necessary documents, in the case of a postponement pursuant to (i) or (ii) above, or the minimum period reasonably required to avoid such premature disclosure, in the case of (iii) above, and which period will not be in excess of thirty (30) days unless, because of the unusual nature of the particular circumstances, it is necessary that the period extend beyond thirty (30) days. The Company will promptly give each Holder who has submitted a Notice of Sale notice of any postponement exercised pursuant to this Section 1.4(d). As soon as the Prospectus Update has been effectuated following a postponement effected pursuant to this
Section 1.4(d), the Company will notify each Holder who has submitted a Notice of Sale that the prospectus is available for use, whereupon each such Holder will have a period of five (5) days in which to sell its Registrable Securities.

          (e) The Holder(s) may not sell shares of Registrable Securities under this Section 1.4 without first (i) complying with the Notice of Sale requirements of Section 1.4(c) and (ii) allowing the Company to prepare Prospectus Updates (including any permitted postponements thereof) as set forth in Sections 1.4(c) and (d). A Holder will submit a Notice of Sale only if in good faith it actually intends to sell the Registrable Securities covered thereby within such five (5) day period and with the understanding that a Notice of Sale is to be made only on the occasion that the sale of Registrable Securities is actually contemplated and not on a continual basis. A Holder will notify the Company by facsimile transmission promptly after it has completed or otherwise ceased sales following submission of a Notice of Sale. The Holder(s) will provide to the Company all information in the Holder(s)' possession or control, and will take all actions, as may be required in order to permit the Company to comply with all applicable requirements of the Securities Act and any applicable state securities laws.

          (f) Under no circumstances shall the Company be required to keep a registration statement effective and available pursuant to this Section 1.4 for greater than thirty (30) days (after taking into account any periods of delay permitted under Sections 1.4(c) and (d) above); PROVIDED, HOWEVER, that, in the event that the Company keeps the registration statement effective in excess of thirty (30) days (after taking into account any periods of delay permitted under Sections 1.4(c) and (d) above) for the benefit of the third party that requested the S-3 registration, the Holder(s) shall be entitled to submit a Notice of Sale pursuant to Section 1.4(c) until the Company provides notification to the Holder(s) that the Company intends to withdraw the registration statement in five (5) days following the date of such notification, whereupon the Holder(s) shall have a period of five (5) days following the date of such notice in which to sell its Registrable Securities (subject to postponement in accordance with Sections 1.4(c) and (d) above).

     1.5  OBLIGATIONS OF THE COMPANY.  When required under Section 1.2, 1.3 or
1.4 to effect the registration of any Registrable Securities, the Company shall, as soon as reasonably practicable:

          (a) Prepare and file with the SEC a registration statement on Form S-3 with respect to such Registrable Securities and use its reasonable efforts to cause such registration statement to become effective, and keep such registration statement effective (i) in the case of a registration under
Section 1.2 or 1.4, for a period of thirty (30) days or such shorter period during which the Holder(s) complete the distribution described in the registration statement relating thereto, whichever first occurs, or (ii) in the case of a registration under Section 1.3, for the period in which shares are sold by the Company thereunder.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of Registrable Securities pursuant to the terms and subject to the conditions of this Agreement.

          (c) Furnish to the Holder(s) such numbers of copies of a prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Notify each Holder of Registrable Securities covered by a registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, whereupon each Holder shall cease utilizing such prospectus and the Company agrees, as soon thereafter as reasonably practicable (subject to Sections 1.2(e) and 1.4(d) above), to effectuate a Prospectus Update so as to meet the requirements of the Securities Act, and to notify the Holder(s) of such action.

          (e) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (f) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accounts of the Company, in form and substance as is customarily given by independent certified public accounts in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

     1.6 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

     1.7 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 1:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law; and the Company will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.7(a), in connection with investigating or defending any such loss, claim, damage, liability, or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection 1.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs (i) in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by a Holder or
(ii) as a result of any use or delivery by a Holder of a prospectus other than the most current prospectus made available to such Holder by the Company.

          (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act or the 1934 Act, any other Holder selling securities in such registration statement, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs (i) in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration or (ii) as a result of any use or delivery by such Holder of a prospectus other than the most current prospectus made available to such Holder by the Company; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.7(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection 1.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld. The liability of a selling Holder under this paragraph (b) and under paragraph (d) below shall be limited to an amount equal to the net proceeds to such selling Holder from the sale of such Holder's Registrable Shares hereunder.

          (c)  Promptly after receipt by an indemnified party under this
Section 1.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel of the indemnifying party's choosing. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.7.

          (d) If the indemnification provided in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          (e)  The obligations of the Company and Holder(s) under this Section
1.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

     1.8 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holder(s) the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to use its best efforts to:

          (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times;

          (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act; and

          (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration.

     1.9  CERTAIN ADDITIONAL AGREEMENTS OF THE HOLDER(S).

          (a) Prior to and so long as the Registration Statement shall remain effective, each Holder shall:

               (i) Not engage in any stabilization activity in connection with Yahoo! Common Stock;

               (ii) Not bid for or purchase any Yahoo! Common Stock or any rights to acquire Yahoo! Common Stock, or attempt to induce any person to purchase any Yahoo! Common Stock other than as permitted under the 1934 Act; or

               (iii) Effect all sales of Registrable Securities in broker's transactions through broker-dealers acting as agents, in transactions directly with market makers or in privately negotiated transaction where no broker or other third party (other than the purchaser) is involved.

          (b) Without limiting any other provision of this Agreement, no Holder shall engage in any short-sales of Yahoo! Common Stock prior to the effectiveness of the registration statement pursuant to which the Holder(s) is offered the opportunity to sell its Registrable Securities hereunder, except to the extent that any such short-sale is fully covered by freely tradable shares of Yahoo! Common Stock.

     1.10 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 are not assignable other than in connection with a transfer of such Registrable Securities to any spouse, son or daughter of the Shareholder, or to trustees of a trust the beneficiaries of which include the Shareholder and any spouse, son or daughter of the Shareholder, provided that all such transferees agree in writing to appoint a single representative as their attorney in fact for the purpose of receiving any notices and exercising their rights under this
Section 1 and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such Registrable Securities by the transferee is restricted under the Securities Act. Any attempted assignment of registration rights in contravention of this
Section 1.10 shall be null and void. The Shareholder shall, within a reasonable time after such transfer, furnish the Company with written notice of the name and address of such transferee and the securities with respect to which such registration rights are being assigned.

     1.11 TERMINATION OF REGISTRATION RIGHTS.  The rights granted under this
Section 1 shall terminate upon the earlier of (a) two (2) years following the Effective Date, or (b) with respect to any Holder, at such time as such Holder may sell all of such Holder's Registrable Securities in any single three (3) month period pursuant to Rule 144 (or such successor rule as may be adopted).

     Section 2.  MISCELLANEOUS.

     2.1 ASSIGNMENT. Subject to the provisions of Section 1.10 hereof, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto.

     2.2 THIRD PARTIES. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     2.3 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California, without regard to the conflict of laws provisions thereof.

     2.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     2.5  NOTICES.

          (a) All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or upon obtaining written confirmation of receipt following facsimile transmission, or one (1) business day after being sent by reputable overnight courier service or five
(5) business days after being mailed by registered or certified mail (return receipt requested) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

     To the Company:     Yahoo! Inc.
                         3400 Central Expressway, Suite 201
                         Santa Clara, CA 95051
                         Attention: President
                         Facsimile No.: (408) 731-3301
                         Telephone No.: (408) 731-3300

     To a Holder:        At such Holder's address as set forth on
                         EXHIBIT A attached hereto.


          (b) Any party may, by written notice to the other, alter its address or respondent, and such notice shall be considered to have been given ten (10) days after the airmailing, telexing, telecopying or delivery thereof.

     2.6 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be enforceable in accordance with its terms.

     2.7 AMENDMENT AND WAIVER. Any provision of this Agreement may be amended with the written consent of the Company and the Holder(s) of at least a majority of the outstanding Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of Registrable Securities and the Company. In addition, the Company may waive performance of any obligation owing to it, as to some or all of the Holder(s) of Registrable Securities, or agree to accept alternatives to such performance, without obtaining the consent of any Holder of Registrable Securities. Each Holder acknowledges that by the operation of

Section 2.7 hereof, the Holder(s) of a majority of the outstanding Registrable Securities, acting in conjunction with the Company, will have the right and power to diminish or eliminate all rights pursuant to this Agreement.

     2.8 RIGHTS OF HOLDER(S). Each Holder of Registrable Securities shall have the absolute right to exercise or refrain from exercising any right or rights that such Holder may have by reason of this Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this Agreement, and such Holder shall not incur any liability to any other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

     2.9 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of the other party, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing.

     2.10. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

          IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

COMPANY:

YAHOO! INC.


By:  /s/ Timothy Koogle
    -----------------------------------------

Title:  President and CEO
       --------------------------------------



SHAREHOLDER:

/s/ Michael Burmeister-Brown
---------------------------------------------
Michael Burmeister-Brown